                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                        Securities Exchange Act of 1934

                        Date of Report:  April 27, 1994

                            THE FOOTHILL GROUP, INC.

               (Exact name of registrant as specified in charter)

         Delaware                 0-5467                94-166335
         --------                 ------                ----------
  (State of Incorporation)      (Commission              (IRS Employer
                                 File Number)         Identification No.)


                          11111 Santa Monica Boulevard
                         Los Angeles, California 90025
                   -----------------------------------------
                    (Address of principal executive office)




                 Registrant's telephone number:  (310) 996-7000

     Item 7:  Financial Statements, Pro Forma Financial Information and Exhibits



      Exhibit 28 - Additional Exhibits

      Press release declaring quarterly dividend and new director elected.
      Press release announcing Henry Jordan's promotion to Sr. VP. Press release announcing new senior rating from Fitch for subsidiary.
      Press release announcing first quarter earnings.


      SIGNATURES



      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


      Dated: April 27, 1994                      THE FOOTHILL GROUP, INC.



                                                 By:  C/HENRY K. JORDAN
                                                 ------------------------
                                                 Henry K. Jordan
                                                 Vice President and
                                                 Chief Financial Officer

Contact: HENRY K. JORDAN                       THE FOOTHILL GROUP, INC.
Senior Vice President                          11111 Santa Monica Boulevard
& Chief Financial Officer                      Los Angeles, California  90025
310-996-7000

                                    Foothill.

                                      NEWS


                  THE FOOTHILL GROUP, INC. DECLARES QUARTERLY

                        DIVIDEND AND ELECTS NEW DIRECTOR


                          LOS ANGELES, CALIFORNIA, February 7, 1994 . . . The Foothill Group, Inc. (NYSE-FGI) Board of Directors today declared a $.05 quarterly cash dividend on its Class A common stock. The dividend is payable on April 21, 1994, to shareholders of record on March 21, 1994.

                          The Foothill Board also elected Mr. Steven L. Volla, Chairman of the Board and Chief Executive Officer of American Healthcare Management Inc., to Foothill's Board of Directors. Mr. Volla is filling the board seat vacated by Mr. Richard J. Riordan who resigned from the Foothill Board in June 1993 due to his election as the mayor of the City of Los Angeles.

                          The Foothill Group, Inc. is a financial services company engaged in the asset-based lending and asset management businesses. As of December 31, 1993, Foothill had total assets owned or under management of more than $1.1 billion. Foothill Capital Corporation, its wholly owned subsidiary, provides asset-based financing secured by accounts receivable, inventory, equipment and other assets to businesses nationwide. The parent company's asset management operation manages institutional limited partnerships which invest in the debt of companies which are in reorganization or in the process of restructuring.

Contact:    HENRY K. JORDAN                      THE FOOTHILL GROUP, INC.
Senior Vice President &                          11111 Santa Monica Boulevard
Chief Financial Officer                          Los Angeles, California  90025
310-996-7000

                                    Foothill.

                                      NEWS

                       THE FOOTHILL GROUP, INC. PROMOTES

                                 VICE PRESIDENT


                          LOS ANGELES, CALIFORNIA, February 14, 1994 . . . The Foothill Group, Inc. (NYSE-FGI) today announced the promotion of Mr. Henry K. Jordan to Senior Vice President, Chief Financial Officer and Corporate Secretary. Mr. Jordan held the post of Vice President and Controller from November, 1984 through February, 1990 and since February, 1990 has served as Vice President, Chief Financial Officer and Corporate Secretary.

                          The Foothill Group, Inc. is a financial services company engaged in the asset-based lending and asset management businesses. As of December 31, 1993, Foothill had total assets owned or under management of more than $1.1 billion. Foothill Capital Corporation, its wholly owned subsidiary, provides asset-based financing secured by accounts receivable, inventory, equipment and other assets to businesses nationwide. The parent company's asset management operation manages institutional limited partnerships which invest in the debt of companies which are in reorganization or in the process of restructuring.

Contact:    HENRY K. JORDAN                     THE FOOTHILL GROUP, INC.
Senior Vice President &                         11111 Santa Monica Boulevard
Chief Financial Officer                         Los Angeles, California  90025
310-996-7000

                                    Foothill.

                                      NEWS


                           FOOTHILL GROUP SUBSIDIARY

                           RECEIVES NEW SENIOR RATING

                          FROM FITCH INVESTORS SERVICE


                          LOS ANGELES, CALIFORNIA, March 28, 1994 . . .The Foothill Group, Inc. (NYSE-FGI) today announced that its subsidiary, Foothill Capital Corporation, has received a 'BBB+' rating on its ability to meet principal and interest on senior obligations from Fitch Investors Service, Inc.

                          Kent W. Dahl, Vice President and Treasurer of Foothill Capital, stated, "We are very pleased to receive this new rating from a major credit rating agency, which should, over time, lower our borrowing costs and improve our access to the capital markets."

                          The Foothill Group, Inc. is a financial services company engaged in the asset-based lending and asset management businesses. As of December 31, 1993, Foothill had total assets owned or under management of more than $1.1 billion. Foothill Capital Corporation, its wholly owned subsidiary, provides asset-based financing secured by accounts receivable, inventory, equipment and other assets to businesses nationwide. The parent company's asset management operation manages institutional limited partnerships which invest in the debt of companies which are in reorganization or in the process of restructuring.

Contact:    HENRY K. JORDAN                     THE FOOTHILL GROUP, INC.
Senior Vice President &                         11111 Santa Monica Boulevard
Chief Financial Officer                         Los Angeles, California  90025
310-996-7000

                                   Foothill.

                                      NEWS


                        THE FOOTHILL GROUP, INC. REPORTS

                         RECORD FIRST QUARTER RESULTS

                          LOS ANGELES, CALIFORNIA, April 18, 1994 . . . The Foothill Group, Inc. (NYSE-FGI) today reported a 280% increase in net income for the first quarter ended March 31, 1994 to a record $11,442,000, or 65 cents per fully diluted share, compared with income from continuing operations of $3,009,000, or 18 cents per fully diluted share, for the quarter ended March 31, 1993. Foothill previously reported fully diluted earnings per share from continuing operations of $1.20 for the year ended December 31, 1993.

                          Henry K. Jordan, Senior Vice President and Chief Financial Officer, said, "The Company's return on average assets and average equity for the first quarter ended March 31, 1994 totaled 8.07% and 32.70%, respectively, as compared to 2.73% and 10.55% for the quarter ended March 31, 1993. First quarter results reflected significant revenue contributions from money management activities, continued strong interest margins and improved credit quality of the asset-based loan portfolio. Interest margin, as a percent of average assets, was 7.03% for the 1994 first quarter, compared with 6.96% for the fourth quarter ended December 31, 1993. Asset based loans reached $520,697,000 as of March 31, 1994, up from $514,518,000 as of December 31, 1993.

                          "The Company reported $4,718,000 in gains from sales of bank loans during the 1994 first quarter versus $1,126,000 in the first quarter of 1993. Gain on investments, which include profits from both Foothill Capital Corporation and from managed partnerships, were $10,146,000 in the 1994 first quarter versus $179,000 in the first quarter of 1993. The previously reported January 1994 sale of the Company's debt and equity positions in G. Heileman Brewing Company, Inc., was primarily responsible for the significant results noted above.

                          "The Company's level of nonperforming finance receivables and repossessed assets totaled $15,382,000, or 2.95% of finance receivables and repossessed assets as of March 31, 1994, down from $16,296,000 or 3.17% of finance receivables and repossessed assets as of December 31, 1993.

                          "Equity and purchased bank debt positions owned by the Company have unrealized gains totaling $40,952,000 as of March 31, 1994, up from $37,805,000 as of December 31, 1993. In addition, investments of Foothill's managed partnerships show substantial unrealized gains which, if realized, may contribute to future earnings.

                          "Book value per common share was $9.71 as of March 31, 1994, up from $9.02 as of December 31, 1993. Total stockholders' equity increased in the 1994 first quarter to a record $164 million.

                          "We anticipate profits from asset-based lending activities at Foothill Capital Corporation during the balance of 1994 will remain strong. We expect gains from the sale of bank loans and profits from managed partnerships to be realized sporadically during the balance of 1994, as was the case during 1993. The Company believes that the consensus of analysts' earnings estimates for Foothill for 1994 are reasonable."

                          The Foothill Group, Inc. is a specialized financial services company which operates two tightly linked businesses: commercial lending and money management.

Foothill Capital Corporation, its wholly-owned subsidiary, provides asset-based financing to businesses throughout the United States. The parent company's money management operation conducts business through institutional limited partnerships, seeking above average returns by investing in debt instruments of companies in reorganization or in the process of restructuring. As of March 31, 1994, Foothill had total assets owned or under management of more than $1.1 billion.

                            THE FOOTHILL GROUP, INC.
                          CONSOLIDATED BALANCE SHEETS
                      MARCH 31, 1994 AND DECEMBER 31, 1993
                             (Dollars in thousands)

               ITEM 1
               ------------------------------------------------------------------------------------------------------------------
                                                                                                   MARCH 31,        DECEMBER 31,
                                                                                                      1994              1993
               ------------------------------------------------------------------------------------------------------------------
               ASSETS                                                                             (Unaudited)
               Cash and cash equivalents                                                             $  16,368          $  50,907
               Finance receivables:
                   Accounts receivable loans                                                           335,586            326,373
                   Term loans                                                                          185,111            188,145
               ------------------------------------------------------------------------------------------------------------------
                       Finance receivables                                                             520,697            514,518
                   Allowance for credit losses                                                          14,657             14,057
               ------------------------------------------------------------------------------------------------------------------
                       Finance receivables, net                                                        506,040            500,461

               Repossessed assets, net                                                                       -                  -
               Equity, debt and partnership investments                                                 32,715             32,842
               Prepaid income taxes                                                                      9,196              9,009
               Deferred fund and debt issuance costs, net                                                8,793              9,897
               Property and equipment, at cost less accumulated depreciation and
                   amortization ($1,920 at March 31, 1994; $1,769 at December 31, 1993)                  2,239              2,269
               Other assets                                                                              4,732              1,122
               ------------------------------------------------------------------------------------------------------------------
                                                                                                     $ 580,083          $ 606,507
               ==================================================================================================================

               LIABILITIES AND STOCKHOLDERS' EQUITY
               Liabilities:
                   Commercial paper                                                                  $  98,829          $ 148,283
                   Senior notes payable                                                                236,806            237,404
                   Accounts payable and accrued liabilities                                             26,740             14,948
                   Subordinated notes and debentures                                                    53,725             53,725
               ------------------------------------------------------------------------------------------------------------------
                       Total liabilities                                                               416,100            454,360
               ------------------------------------------------------------------------------------------------------------------

               Stockholders' equity:
                   Convertible preferred stock, $1.00 par value, $30.00 per share
                       preference, 9% cumulative, 100,000 shares issued and outstanding                  2,900              2,900
                   Class A common stock, no par value, 16,592,016 shares
                       issued and outstanding (16,538,874 at December 31, 1993)                        101,686            101,285
                   Unrealized gains, net of tax, on marketable debt and equity securities               20,561             19,672
                   Retained earnings                                                                    38,836             28,290
               ------------------------------------------------------------------------------------------------------------------
                       Total stockholders' equity                                                      163,983            152,147
               ------------------------------------------------------------------------------------------------------------------

                                                                                                        $580,083      $606,507
               ===============================================================================================================



                            THE FOOTHILL GROUP, INC.
                 CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

                   THREE MONTHS ENDED MARCH 31, 1994 AND 1993
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)


               ---------------------------------------------------------------------------------------------------------------
                                                                                                          1994         1993
               ---------------------------------------------------------------------------------------------------------------
               Interest income                                                                          $  15,146    $  12,984
               Interest expense                                                                             5,177        4,940
               ---------------------------------------------------------------------------------------------------------------
               Interest margin                                                                              9,969        8,044
               Fees and other income                                                                        8,964        4,733
               ---------------------------------------------------------------------------------------------------------------
               Total margin                                                                                18,933       12,777
               Gain on investments, net                                                                    10,146          178
               Provision for credit losses                                                                  2,415        3,403
               General and administrative                                                                   6,590        4,357
               ---------------------------------------------------------------------------------------------------------------
               Income from continuing operations before income taxes                                       20,074        5,195
               Provision for income taxes - continuing operations                                           8,632        2,187
               ---------------------------------------------------------------------------------------------------------------
               Income from continuing operations                                                           11,442        3,008
               Income from discontinued operations                                                             -          410
               ---------------------------------------------------------------------------------------------------------------
               Net income                                                                               $  11,442    $   3,418
               ===============================================================================================================

               Per share data (shares in thousands):
                   Primary:
                      Income from continuing operations                                                  $   0.67    $    0.18
                      Discontinued operations                                                                   -         0.02
               ---------------------------------------------------------------------------------------------------------------
                      Earnings per common and common equivalent share                                    $   0.67    $    0.20
               ===============================================================================================================
                   Fully diluted:
                      Income from continuing operations                                                  $   0.65    $    0.18
                      Discontinued operations                                                                   -         0.03
               ---------------------------------------------------------------------------------------------------------------
                      Earnings per common share assuming full dilution                                   $   0.65    $    0.21
               ===============================================================================================================
                    Number of shares used in per share computations:
                       Primary                                                                             16,962       16,537
               ===============================================================================================================
                       Fully diluted                                                                       17,629       17,215
               ===============================================================================================================

                            THE FOOTHILL GROUP, INC.
                      MANAGEMENT'S DISCUSSION AND ANALYSIS
          OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS (CONTINUED)
                            THE FOOTHILL GROUP, INC.
            SELECTED FINANCIAL DATA FOR FOOTHILL CAPITAL CORPORATION
                                  (UNAUDITED)
                             (Dollars in thousands)

               SELECTED FINANCIAL DATA FOR FOOTHILL CAPITAL CORPORATION:

                                                                                       ---------------------------------------
                                                                                             Three months ended March 31,
                                                                                       ---------------------------------------
               (Dollars in thousands)                                                          1994                1993
               ---------------------------------------------------------------------------------------------------------------
               SELECTED OPERATING DATA*:
                  Interest income                                                      $ 14,940    11.20%   $ 12,853    11.80%
                  Interest expense                                                        5,425     4.07%      5,222     4.79%
               ---------------------------------------------------------------------------------------------------------------
                  Interest margin                                                         9,515     7.13%      7,631     7.01%
                  Fees and other income                                                   7,173     5.38%      3,013     2.77%
               ---------------------------------------------------------------------------------------------------------------
                  Total margin                                                           16,688    12.51%     10,644     9.78%
                  Gain on investments, net                                                5,017     3.76%          -         -
                  Provision for credit losses                                             2,415     1.81%      3,111     2.86%
                  General and administrative expenses                                     5,480     4.11%      3,823     3.51%
               ---------------------------------------------------------------------------------------------------------------
                  Income before income taxes                                             13,810    10.35%      3,710     3.41%
                  Provision for income taxes                                              5,938     4.45%      1,558     1.43%
               ---------------------------------------------------------------------------------------------------------------

                  Net income                                                           $  7,872     5.90%   $  2,152     1.98%
               ===============================================================================================================
               *Percentages are computed using average assets (excluding unrealized gains on investments) and have been annualized.

               SELECTED BALANCE SHEET DATA:
                  Total assets                                                         $538,292             $453,862
                  Average assets**                                                      533,470              435,865
                  Finance receivables                                                   513,563              442,504
                  Average finance receivables**                                         513,412              413,716
               ===============================================================================================================
                  Sources of funds employed:
                     Commercial paper and bank borrowings                             $  98,829            $  84,828
                     Senior notes                                                       233,817              213,340
                     Subordinated notes and debentures                                   63,225               57,410
                     Stockholder's equity                                               121,424               85,279
               ---------------------------------------------------------------------------------------------------------------
                     Total funds employed                                             $ 517,295            $ 440,857
               ================================================================================================================

    **Averages are for the three months ended. Average assets exclude unrealized gains on marketable debt and equity

OTHER SELECTED DATA:

Nonperforming finance receivables
   and repossessed assets***                          $15,382              $18,481
Allowance for credit losses                           $14,457              $11,377
Actual writeoffs during the period                    $ 1,815              $ 2,261
Number of employees                                       111                  101
==================================================================================

    ***Includes repossessed assets and loans that have contractual installments more than sixty days past